EXHIBIT 99.1

Conatus Pharmaceuticals Reports First Quarter 2020 Financial Results and Strategic Process Update

SAN DIEGO, May 01, 2020 (GLOBE NEWSWIRE) -- Conatus Pharmaceuticals Inc. (Nasdaq:CNAT) today announced financial results for the first quarter ended March 31, 2020 and provided an update on its strategic process.

Recent Developments
In January 2020, Conatus announced that it had entered into a definitive agreement with Histogen Inc., a privately-held regenerative medicine company with a novel biological platform that replaces and regenerates tissues in the body, under which Histogen will merge with a wholly-owned subsidiary of Conatus in an all-stock transaction. The combined company will operate under the name Histogen Inc., is expected to trade on the Nasdaq Capital Market under the ticker symbol HSTO and will focus on advancement of its patented technology for dermatological and orthopedic indications.

The merger agreement has been unanimously approved by the board of directors of each company, who have also recommended to their respective company’s stockholders that they approve the merger agreement, the merger and, with respect to Conatus’s stockholders, a reverse stock split. “We have mailed proxy materials to stockholders, and I encourage all stockholders to review those materials thoroughly. The Conatus board of directors recommends that stockholders vote “FOR” all proposals”, said Steven J. Mento, Ph.D., President, Chief Executive Officer and co-founder of Conatus. Conatus has hired Laurel Hill Advisory Group, LLC as its proxy solicitor to facilitate the stockholder voting for the meeting and they can be contacted at 888-742-1305.

The transaction is expected to close by the end of the second quarter of 2020, subject to approvals by the stockholders of Histogen and Conatus, a reverse stock split being implemented by Conatus, the continued listing of the combined company on Nasdaq and other customary closing conditions. As a result, current Conatus stockholders will collectively own approximately 26%, and Histogen stockholders will collectively own approximately 74%, of the combined company on a fully-diluted basis, after taking into account Histogen’s and Conatus’ outstanding options and warrants at the time of closing, irrespective of the exercise prices of such options and warrants, with such ratio subject to adjustment based on each company’s net cash balance at closing and changes in capitalization prior to the closing of the merger.

Financial Results
The net loss for the first quarter of 2020 was $3.5 million compared with $4.7 million for the first quarter of 2019.

Conatus did not record any revenue for the first quarter of 2020 compared with total revenues of $7.0 million for the first quarter of 2019. The decrease in revenue was due to the termination of the emricasan programs and corresponding termination of the Novartis agreement and related revenues.

Research and development expenses were $0.1 million for the first quarter of 2020 compared with $9.4 million for the first quarter of 2019. The decrease was primarily due to the suspension of emricasan and CTS-2090 programs.

General and administrative expenses were $3.5 million for the first quarter of 2020 compared with $2.6 million for the first quarter of 2019. The increase was primarily due to higher legal expenses incurred in connection with the proposed merger with Histogen.

Cash, cash equivalents and marketable securities were $18.0 million at March 31, 2020, compared with $20.7 million at December 31, 2019.

Forward-Looking Statements
Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These forward-looking statements include, but are not limited to, statements concerning: the expected structure, timing and completion of the proposed merger; the expected ownership of the combined company based on the exchange ratio set forth in the merger agreement; future product development plans and projected timelines for the initiation and completion of preclinical and clinical trials; any statements regarding the combined company’s future financial performance, results of operations or sufficiency of capital resources to fund operating requirements; any statements relating to future Nasdaq listing; and any other statements that are not statements of historical fact. These statements are based upon the current beliefs and expectations of each company’s management and are subject to significant risks and uncertainties.

Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the risk that the conditions to the closing of the proposed merger are not satisfied, including the failure to timely obtain stockholder approval for the transaction, if at all; uncertainties as to the timing of the consummation of the proposed merger; risks related to each company’s ability to manage its operating expenses and its expenses associated with the proposed merger pending closing; the risk that as a result of adjustments to the exchange ratio, Conatus stockholders and Histogen stockholders could own more or less of the combined company than is currently anticipated; risks related to the market price of Conatus’ common stock relative to the exchange ratio; the businesses of Histogen and Conatus may not be combined successfully, or such combination may take longer than expected; the combined company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development activities; the combined company’s ability to continue to successfully progress research and development efforts and to create effective, commercially-viable products; and the success of the combined company’s product candidates in completing pre-clinical or clinical testing and being granted regulatory approval to be sold and marketed in the United States or elsewhere. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Conatus’ reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Histogen or Conatus or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, neither Conatus nor Histogen undertakes any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the merger, Conatus has filed a registration statement on Form S-4 (File No. 333-236332) with the SEC that includes a definitive proxy statement of Conatus and that also constitutes a prospectus of Conatus, which proxy statement/prospectus was mailed or otherwise disseminated to Conatus stockholders. Conatus also plans to file other relevant documents with the SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION.

In addition to receiving the proxy statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about Conatus, the proposed merger and related matters, without charge, from the SEC’s website at http://www.sec.gov. In addition, these documents can be obtained, without charge, by sending an e-mail to info@conatuspharma.com, along with complete contact details and a mailing address or by contacting Conatus at (858) 376-2600.

Participants in Solicitation

Conatus and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from stockholders with respect to the merger. Information regarding the persons or entities who may be considered participants in the solicitation of proxies is set forth in the proxy statement and Form S-4 relating to the merger filed with the SEC. Information regarding the directors and executive officers of Conatus is set forth in the Conatus Annual Report on Form 10-K for Conatus’ year ended December 31, 2019, which was filed with the SEC on March 11, 2020. Additional information regarding the interests of such potential participants is included in the proxy statement and Form S-4 and the other relevant documents filed with the SEC.

Conatus Pharmaceuticals Inc.
Selected Condensed Financial Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
Statements of Operations	March 31,
	2020	2019

Revenues:
Collaboration revenue	$-	$7,024
Operating expenses:
Research and development	66	9,383
General and administrative	3,533	2,591
Total operating expenses	3,599	11,974
Loss from operations	(3,599)	(4,950)
Other income/expense	118	203
Net loss	$(3,481)	$(4,747)

Net loss per share, basic and diluted	$(0.10)	$(0.14)

Weighted average shares outstanding used in computing
net loss per share, basic and diluted	33,170	33,165

	March 31,	December 31,
Balance Sheets	2020	2019

Assets
Current assets:
Cash and cash equivalents	$18,049	$20,703
Collaboration receivables	-	122
Prepaid and other current assets	591	781
Total current assets	18,640	21,606
Other assets	147	221
Total assets	$18,787	$21,827

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other current liabilities	$1,145	$1,640
Total current liabilities	1,145	1,640
Stockholders' equity	17,642	20,187
Total liabilities and stockholders' equity	$18,787	$21,827

CONTACT: Keith Marshall
Conatus Pharmaceuticals Inc.
(858) 376-2600
IR@conatuspharma.com